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                                 EXHIBIT 10.1
                                 ------------



                           SHARE PURCHASE AGREEMENT

                                    between

                           Private Media Group, Inc.

                                      and

                          A.J.J.M. Heesbeen Beheer BV

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                           SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into as of the 28th day of January 2000 by and between

Private Media Group, Inc. 3230 Flamingo Road, Suite 156, Las Vegas, Nevada 89121 USA a company duly incorporated and organized under the laws of Nevada, U.S.A., hereinafter referred to as the "Purchaser".

and

A.J.J.M. Heesbeen Beheer BV a company duly incorporated and organized under the laws of The Netherlands, having its registered office in Knegsel, The Netherlands, hereinafter referred to as the "Seller".

WITNESSETH:

WHEREAS, the Seller is the holder of all of the issued and outstanding shares, numbered from one (1) to forty (40), each having a par value of NLG 1,000, in Extasy Video BV, a company duly incorporated and organized under the laws of The Netherlands, having its registered office in Best, The Netherlands, hereinafter referred to as the "Company", and

WHEREAS, the Company in accordance with the provision regarding the object of its activities as set out in its duly registered articles of association is engaged, directly and indirectly in the business of video and digital video disc sales and distribution; and

WHEREAS, the Seller is desirous of selling to the Purchaser and the Purchaser is desirous of purchasing from the Seller in exchange for (restricted) common shares and stock options in the Seller, subject to the terms and conditions contained herein, all of the Shares of the Company; and

WHEREAS, the Purchaser shall issue the number of new common shares as stipulated in Section 3 below in favor of the Seller.

NOW, THEREFORE, in consideration of the mutual covenants and undertaking set forth herein and in the Schedules hereto, the parties agree as follows:

1. INTERPRETATION
-----------------

1.1  In this Agreement

     "Business Day"                means the day (other than a Saturday or
                                   Sunday) on which banks are generally open in the Sweden and in The Netherlands for normal business;

     "Closing"                     means completion of the sale and purchase of
                                   the Shares in accordance with Section 4
                                   below.

     "Confidential Information"    means any and all information of any kind or
                                   nature whatsoever,

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                                   whether written or oral, including, without
                                   limitation, financial information, trade secrets, client lists another proprietary business information, regarding the Company or the Seller, which information is not known to the general public or to persons unaffiliated with the Company or the Seller, as the case may be;

     "Insurance Policies"          means the insurance policies shortly
                                   described in Schedule 1;

     "Intellectual Property"       means trademarks and video rights;

     "Material Adverse Effect"     means any effect which gives rise to or is
                                   reasonably likely to give rise to a material adverse effect on the business, prospects, assets or financial condition of the Company;

     "Material Agreement"          means existing agreements of the Company,
                                   either having an annual turnover exceeding
                                   USD 10,000 during 1999 or which cannot be terminated at the Company's discretion by applying a notice period shorter than three
                                   (3) months;

     "Shares" means all of the issued and outstanding shares, numbered from one (1) to forty (40), each having a par value of NLG 1,000, in Extasy Video BV;

     "USD"                         means the lawful currency of the United
                                   States of America.

1.2 Any statement in this Agreement (including the Schedules) qualified by the expression "to the best of the Seller's knowledge" or "so far as the Seller is aware" or any similar expression shall mean that it is made after due and careful enquiry of the board members of the Seller.

1.3  The headings in this Agreement do not affect its interpretation.

1.4  The Schedules form part of this Agreement.


2. SALE OF THE SHARES
---------------------


     The Seller shall sell and the Purchaser shall purchase the Shares and all rights now and hereafter attaching or accruing thereto, free and clear of any pledges, liens, security interests, claims, charges and encumbrances.

3. CONSIDERATION FOR SALE AND TRANSFER (EXCHANGE)
-------------------------------------------------

3.1 At the Closing, subject to the terms and conditions of this Agreement, and in full consideration for the aforesaid sale, conveyance and delivery of Shares, the Purchaser shall:

     (a) deliver share certificates to the Seller for a number of issued common shares in the

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          Purchaser (the "New Shares"). The total value and hence number of New
          Shares issued in favor of the Seller shall equal the dollar amount, calculated at the NLG rate to the USD at the date of this agreement, of the Company's net revenue for twelve-month ending December 31, 1999, as per Schedule 2. The share price for each New Share shall be the share price at closing of the market on the day of this agreement, as per Schedule 2; and

     (b) shall issue stock options to the Seller, equal to the number of New Shares issued, on the terms and conditions as set forth in Schedule
          3.1 (b) (the "Options"). The exercise price shall be the share price at closing of the market on the day of this agreement. Each of the Options issued pursuant to the terms of this Agreement and Schedule
          3.1 (b) shall be exercisable between January 28, 2001 and January 28, 2004, and collectively referred to as the "Consideration".

3.2 Notwithstanding the above, endorsed in blank share certificates representing 50 percent of the New Shares shall be deposited with the Purchaser's U.S. based attorney (the "Escrow Agent"), for a period of one
     (1) year following the closing for delivery to the Seller on the first anniversary of the closing, in accordance with an escrow agreement attached hereto as Schedule 3.2 (the "Escrow Agreement"), upon satisfaction of all of the terms and conditions of this Agreement.

4. CLOSING
----------

4.1  Closing shall take place on January 28, 2000 (the "Closing Date").

4.2  At Closing the Seller shall procure:

     (a)  the delivery to the Purchaser of

          (i) the share certificates representing the Shares, free and clear of all liens, security interests, claims charges and encumbrances, duly endorsed for transfer

          (ii) the written resignations of each of the board members of the Company, effective as of the Closing Date, in each case acknowledging that he has no claim against the Company whether for loss of office or otherwise;

          (iii) a certificate from the Company's Managing Director, President or CEO, dated the Closing Date, listing any necessary consents, waivers, approvals, authorizations, registrations, fillings and notifications, to which shall be attached evidence satisfactory to the Purchaser that the same have been obtained or made and are in full force and effect, or stating that none is necessary.

          (iv) the Articles of Incorporation, and all amendments thereto, certified by the appropriate Dutch Authority;

          (v) the resolutions of the board of directors and stockholders of the Seller taking appropriate action to authorize and approve the execution, delivery and performance of this Agreement, the offer, sale and delivery of the Shares and each

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                 other agreement and document required to be executed and
                 delivered pursuant hereto and thereto, and approving and authorizing the other transactions contemplated hereby and thereby;

          (vi) the Escrow Agreement between the Escrow Agent, the Purchaser and the Seller;

          (vii)  the consultant agreement stipulated in Section 7.6 below:

          (viii) a new lease agreement agreeable to both parties reflecting the same conditions as those mentioned in Schedule 5.9 (a) except that an option to extend the lease agreement until ten (10) years from the date of this agreement shall be included.

          (ix) certification of recent date by the tax authorities of The Netherlands, confirming that the Company has no due and unpaid tax liabilities;

          (x) copies of such other documents and papers as Purchaser or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to Purchaser and its counsel.

     (b) that a general meeting and a board meeting of the Company is held at which it is resolved that:

          (i) such persons as the Purchaser nominates are appointed as directors and deputy directors of the Company.

     (c) that the Company is released from all guarantees and indemnities given by it in respect of the Seller's liabilities or those of any person connected with the Seller.

4.3 Upon completion of all matters referred to in Section 4.2 above the Purchaser shall deliver 50 percent of the share certificates for the New Shares and 100 percent of the Options to the Seller and deposit the remaining share certificates and Options with the Escrow Agent as set forth in Section 3.2 above.

5. REPRESENTATIONS AND WARRANTIES OF THE SELLER
-----------------------------------------------

     The Seller hereby represents and warrants to the Purchaser as the date hereof and as of the Closing Date that:

5.1  Power and authority of the Seller

     (a) The Seller is a company duly organized and validly existing under the laws of The Netherlands.

     (b) The Seller has full power and authority to execute and deliver this Agreement and each other document or instrument delivered in connection herewith and to consummate the transactions contemplated hereby.

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5.2  Violation of Laws and Regulations

     The execution and delivery of this Agreement by the Seller and the completion of the transactions contemplated hereby:

     (a) will not violate any provision of the articles of association of the Seller;

     (b) will not to any material extent violate any statute, rule, regulation, order or decree of any public body or authority by which the Seller or any of its properties or assets is bound; and

     (c) will not to any material extent result in a violation or breach of, or constitute a default under, any license, franchise, permit, agreement or other instrument to which the Seller is a party, or by which the Seller or any of its properties or assets is bound, excluding from the foregoing Section 5.2 (a) to (c) violations, breaches or defaults which, either individually or in the aggregate, would not prevent the Seller from performing its obligations under this Agreement or the completion of the transactions contemplated by this Agreement.

5.3  Corporate records and documentation

     Seller has furnished to Purchaser a complete and correct copy of the Company's certificate of incorporation, articles of association and bylaws. The Company's certificate of incorporation , articles of association and bylaws are in full force and effect, and the Company is not in violation of any of the provisions thereof.

5.4  Title to the Shares

     The Seller owns the Shares free and clear of all liens, encumbrances, claims, options and restrictions of every kind. The Seller has good and marketable title to the Shares and has the right, power and authority to exchange and deliver the Shares to the Purchaser in accordance with the terms of this Agreement.

5.5  The Shares

     The Shares represent one hundred per cent (100%) of all of the issued share capital of the Company and one hundred per cent (100%) of the voting power of the Shares, and the Shares have been duly authorized, validly issued and are fully paid. There are no outstanding obligations, warrants, debentures, option, preemptive rights or other agreements to which the Seller or the Company is a party or otherwise bound, providing for the issuance of any additional shares or for the purchase, repurchase, redemption or other acquisition of the Shares, except for this Agreement.

5.6  Financial

     (a) The Company has neither an equity interest in, nor the right or option to acquire an equity interest, any other entity, and the Company is not a participant, as a partner or otherwise, in any joint venture.

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     (b)  The Company has delivered to the Purchaser the following financial statements translated into English, attached hereto as Schedule 5.6
          (b);

          (i) balance sheets for the Company for the fiscal years 1997 and 1998 together with the accountants' report and notes;

          (ii) profit and loss statements of the Company for the fiscal years 1997 and 1998;

          (iii)  balance sheet for the Company as of December 31, 1999; and

          (iv) profit and loss statements of the Company as of December 31, 1999,

          collectively referred to as the "Financial Statements".

     (c)  The forgoing Financial Statements:

          (i) are complete and correct in all material respects and give a true and fair view of the financial position and results of the operations of the Company as of said dates and for said periods and have been prepared from and in accordance with the books and records of the Company;

          (ii) have been prepared in accordance with the specific principles and rules contained in Schedule 5.6 (c) (ii) and are in conformity with Dutch law and GAAP, applied on a basis consistent with that of preceding periods; and

          (iii) contain and reflect such reserves as were necessary and required by the laws, principles and rules referred to under
                 (ii) above to be reflected in such statements as of said dates for all liabilities, actual, contingent or accrued, and for all reasonably anticipated losses and costs (in excess of expected receipts) and for all warranty claims, discounts or refunds with respect to services and/or products already rendered or sold, such reserves being based upon events or circumstances in existence or likely to occur in the future with respect to any contracts or commitments of the Company.

     (d) The Company has not received nor will receive any conditional or unconditional shareholders' contributions.

     (e) The Company has not pledged any assets, has no commitments or contingent liabilities and the Company has full and exclusive title to all assets in the balance sheets of the Financial Statements and the assets of the Company are not the subject of any encumbrances or restrictions of whatever nature.

     (f) The activities of the Company during the period from December 31, 1999 to the date hereof have been conducted in the ordinary course of business with a view to maintaining its business as a going concern and there has not occurred or arisen since December 31, 1999 with respect to the Company:

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          (i)    any material adverse change in its financial conditions or in the operations of its business; or

          (ii) any obligations, commitments or liabilities, liquidated or unliquidated, contingent or otherwise, except obligations, commitments and liabilities arising in the ordinary course of business and which are not material in relation to its business; or

          (iii) any amendment or termination, or any agreement to amend or terminate any Material Agreement, save in the ordinary course of business; or

          (iv) any extraordinary event or any extraordinary loss suffered or any waiver of any debts, claims, rights under any Material Agreement, or other rights representing a value in excess of USD 10,000; or

          (v) any damages, destruction, or loss or any other event or condition, whether covered by insurance or not, materially and adversely affecting its properties and business representing loss to property in the aggregate in excess of USD 10,000; or

          (vi) any sale, assignment, transfer, pledge, lease or other disposal of any individual asset with a value in excess of USD 10,000; or

          (vii) any increase in the rates of compensation (including bonuses) payable or to become payable to any officer, employee, agent, independent contractor or consultant other than as set out in
                 Schedule 5.6 (f) (vii); or

          (viii) any change of accounting methods, principles or practices; or

          (ix) any investment in fixed assets that exceed individually USD 10,000 or in the aggregate USD 10,000; or

          (x)    any transaction other than in the ordinary course of business;

          and the Company has not agreed or arranged to do any of the forgoing.

     (g) Since December 31, 1999 no dividends or interim dividends have been declared or paid by the Company.

     (h) To the best of the Seller's knowledge, all accounts receivable of whatever nature appearing in the accounts of the Company are fully collectible and will be fully paid up to the book value upon the date each account's receivable falls due.

     (i)  The budgets and forecasted result for the Company for the year 2000,
          Schedule 5.6 (i), have been prepared with all reasonable care and there is no reason to assume that the budgets and forecasted result of the Company are not accurate.

5.7  Taxes

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     (a)  All notices, computations and returns which ought to have been given or made have been properly and duly submitted by the Company to the relevant taxation or excise authority and all information, notices, computations and returns submitted to such authorities are true and accurate and are not subject of any material dispute nor are likely to become the subject of any material dispute with such authorities.

     (b) All taxes of any nature whatsoever for which the Company is liable have been duly paid or reserved for in the accounts.

     (c) The Company has never suffered any investigation, audit or visit by any taxation or excise authority except for a VAT (value added tax) inspection, and the Seller is not aware of nay such investigation, audit or visit planned for the next twelve months.

     (d) All amounts required to be withheld or collected under applicable foreign, federal, state, local or other tax laws and regulations by the Company for income taxes, social security taxes, unemployment insurance and other employee withholding taxes, or other taxes, have been so withheld or collected, and such withholding or collection has either been paid to the respective governmental agencies or set aside in accounts for such purpose or accrued and reserved against and entered on the Financial Statements.

     (e) The Company is not primarily or jointly and severally liable for the taxes of any other person as a result of having been an affiliate or receiving substantially all of the assets of such person.

5.8  Assets and Properties

     (a) The Company has exclusive title to all of the personal and real property and other assets reflected in the accounts, and as further itemized in Schedule 5.8 (a). The assets will not be subject to encumbrances, mortgages, liens, charges or other restrictions and the Company has not provided any guarantees.

     (b) All personal property of the Company are usable to the benefit of the Company's business and are in good physical repair and condition, ordinary wear and tear excepted.

     (c) All Assets whether or not recorded on the books of the Company that heretofore have been used in the Company's business have been included in the transfer to the Purchaser under the terms of this Agreement.

5.9  Leasehold Properties

     (a) The leases and other agreements or instruments under which the Company holds, leases or is entitled to the use of any leased property described in Schedule 5.9 (a) are in full force and effect, and all rentals or other payments payable thereunder prior to the date hereof have been duly paid. No default or event of default by the Company exists and no event which, whit notice or lapse of time or both, would constitute a default by the Company has occurred and is continuing under the terms or provisions, expressed or implied, of any such lease or agreement to which any of such properties is subjects, nor has the Company received notice

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          of such default. The Company has not violated any applicable law, ordinance, regulation, order or requirement relating to its leased properties, nor has the Company failed to comply in any material respect with any provision or condition of any such lease, agreement or other instrument with respect to properties it leases.

     (b) The leased property including installations and improvements thereon, leased or occupied by the Company, is not the subject of any official complaint or notice of violation of any applicable zoning or building code, and no such violation is known to exist; there is no zoning or building code or any other restriction of whatever nature in regard of use or occupancy, which is likely to preclude or impair the use and occupancy of that leased property, including installations and improvements thereon, after the Closing Date for the purposes for which they are presently used.

     (c) The leased property is fully maintained in good repair and is currently used by the Company and no part of any leased property is leased to a third party.

     (d) The Seller is not aware of any circumstances that could adversely affect the present use of the leased property.

5.10 Compliance with statutes and licenses

     The operations of the Company have been conducted in all respects in accordance with and meet the applicable laws and regulations of all governmental, municipal or other authorities having jurisdiction over the Company. All governmental and other authority licenses and permits required for the operation of the Company are, to a material extent, in full force and effect and no violations are or have been recorded in respect of any such existing licenses or permits and remain uncorrected and no proceeding is pending which seeks the revocation or limitation of any such existing licenses or permits.

5.11 Agreements

     (a)  There are no other Material Agreements than those listed in Schedule
          5.11 (a), of which full copies (to the extent such agreements are in writing or a summary thereof of any oral agreements) have been disclosed to the Purchaser.

     (b) The Company has neither received nor given notice of termination of any Material Agreement.

     (c) No party to any Material Agreement has the right to terminate or modify its obligations as a result of the transactions contemplated herein.

     (d) The Company is not in default under any Material Agreement, which default will have a Material Adverse Effect.

5.12 Litigation

     No actions, suits, proceedings or governmental investigation is pending or to the best of the Seller's

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     knowledge, threatened against the Seller or the Company. To the best of the Seller's knowledge, neither the Seller nor the Company is in default with respect to any order, injunction or decree by any court or governmental department or agency.

5.13 Intellectual Property

     The Company owns or has valid licenses, or other agreements to use, the Intellectual Property, free and clear of all liens, pledges, or other encumbrances. The use by the Company of the Intellectual Property does not infringe the rights of any third parties.

5.14

     (a) Except as described in Schedule 5.14 (a) the Company does not have any written or oral contracts of employment with any employee of the Company, and the Company is not a party to or subject to any collective bargaining agreements and has not been a party to or subject to any collective bargaining agreement or plan during the last 5 years.

     (b) Neither the Company nor the Seller have received notice from any Employee of the Company that any such employee is terminating his or her employment with the Company, nor, to the best knowledge of the Seller, does any such employee intend to terminate his or her employment with the Company, nor is their cause to assume that any Employee of the Company will leave his/her employment as a result of the transactions contemplated hereby.

     (c) There are no deferred compensation agreements, pensions, profit sharing, severance pay, retirement plans or other agreement plans, practices or programs providing any employee benefits. Full reservations have been made in the Financial Statements for all present and/or future liabilities in respect of pensions and other payments related to compensations to be paid to employees.

     (d) Neither the Seller nor any director, officer or other Employee of the Seller, the Company, or any relatives of any of the foregoing owns, directly or indirectly, individually or collectively, any interest in any corporation, company, partnership, entity or organization which is in a business similar or competitive to the business or the Company or which has any existing undisclosed contractual relationship with the Company.

     (e) The Seller and the members of the board of directors of the Company have no claims for compensation of any nature whatsoever relating to the period before the Closing.

     (f) The Company has complied in all material respect with all applicable laws, ordinances, rules, regulations, agreements and requirements relating to the employment of labor. The Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     (g) Annexed hereto as Schedule 5.14 (g) is a list of all employees together with a list of all other persons being authorized to sign for the Company, including all persons authorized to

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          operate any bank accounts and safe deposits. Schedule 5.14 (g) also includes those employees holding credit cards for the Company.

5.15 Environmental

     (a) The Company has complied in all material respects with all relevant environmental laws and environmental licenses and all environmental licenses are valid and subsisting and the Company has not received any written notice that nay such environmental license is being revoked, amended, varied, withdrawn or not renewed.

     (b) No proceedings have been issued or are outstanding against the Company in respect of any breach of any legislation concerning the environment.

5.16 Insurance

     The Insurance Policies are currently in effect and will be maintained up to the Closing Date. The Insurance Policies collectively provide the types and amounts of insurance coverage normal and customary for similarly situated companies in The Netherlands.


5.17 Conduct of Business

     (a) The Company has conducted its business at all times in accordance wit and has complied wit applicable national and local laws relating to its operations and business, and is not a party to or subject to any judgment, decree or order entered in any suit or proceeding brought by any governmental or local agency or authority or an other person or party enjoining or otherwise restraining or restricting the Company with respect to any business activity or practice in the conduct of business which is related to, necessary or incidental to the business conducted by it and will not be, in respect of circumstances, existing before or upon the Closing Date or related thereto; there is no controversy or investigation pending or threatened with respect to the Company's business by any governmental or local agency or authority or any other person or party.

     (b) The Company is not and shall not be liable, due to circumstances existing before or upon Closing or related thereto, to compensate for damages caused to the environment, or third parties by products/services sold or otherwise in excess of what has been provided for in the accounts.

5.18 Relationship to the Seller and related companies

     There are no agreements between the Company and the Seller or any of its affiliated companies officers, directors or stockholders other than in the ordinary course of business.

5.19 There are no fee splitting, revenue or profit sharing agreements between the Seller and/or Company and any third party, except for as provided in
     Schedule 5.19.

5.20 Investment Representation

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     Seller represents to the Purchaser that it is acquiring the New Shares, the
     Options and the options shares (collectively, the "Securities") for investment and with no present intention of distributing or reselling the Securities or any part thereof in violation of any applicable law. Neither the New Shares, the Options or the options shares (collectively, the "Securities") have been registered or qualified under applicable securities laws. Accordingly, the Securities may not be sold or transferred by the Seller unless they are registered under applicable securities laws or an exemption from registration or qualification is available. Seller acknowledges that certificate evidencing the Securities will bear a legend restricting their transfer to ensure compliance with applicable securities laws.


6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
--------------------------------------------------

     The Purchaser hereby represents and warrants as of the Closing Date that:

6.1  Power and authority of the Purchaser

     (a) The Purchaser is a company duly organized and validly existing under the laws of Nevada.

     (b) Upon approval of this Agreement by the board of directors and the approval, if necessary, of the General Meeting of the Shareholders of the Purchaser as contemplated by Section 9 below, the Purchaser has full power and authority to purchase the Shares and to perform all other undertakings hereunder and the execution, delivery and performance of this Agreement. Upon approval this Agreement is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms herein.

6.2  Violation of Laws and Regulations

     Assuming all filings, registrations, approvals, notifications etc required by applicable laws are duly made, the execution and delivery of this Agreement by the Purchaser and the completion of the transactions contemplated hereby:

     (a) will not violate any provision of the article of association of the Purchaser;

     (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which the Purchaser or any of its properties or assets is bound; and

     (c) will not result in a violation, breach of or constitute a default under any license, franchise, permit, agreement or other instrument to which the Purchaser is a party, or by which the Purchaser or any of its properties or assets is bound, excluding from the foregoing Section 6.2 (a) to (c) violations, breaches or defaults which, either individually or in the aggregate, would not prevent the Purchaser from performing its obligations under this Agreement or the completion of the transactions contemplated by this Agreement.


7. COVENANTS AND OTHER UNDERTAKINGS OF THE PARTIES
--------------------------------------------------

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7.1  The Seller shall afford to the officers, representatives and advisers of the Purchaser access to the plants, properties, books and records of the Company and will furnish to the Purchaser such additional financial and operation data and other information as to the business and properties of the Company ("Due Diligence").

7.2 Notwithstanding the above, the Seller shall provide such other information, and execute and deliver all such other and additional instruments, notices, releases, undertakings, consents and other documents, and shall do all such other acts and things, as may be reasonably requested by Purchaser as necessary to assure to Purchaser all the rights and interests granted or intended to be granted under this agreement.

7.3 After the Closing the Seller shall not sell, assign, transfer or otherwise dispose of any part of the New Shares or the Options for one (1) year.

7.4 Notwithstanding the provisions of Section 7.3 above, the Seller may transfer any or all of the New Shares and the Options in the Purchaser on the terms and conditions set forth in Schedule 7.4, subject to U.S. Securities law restrictions.

7.5 The Seller covenants with the Purchaser (for itself and as agent for the Company) that it shall not:

     (a) for a period of two (2) years from the Closing Date be concerned in any business carrying on businesses in the Benelux countries which is competitive with any of the business carried on by the Company as of the Closing Date, except as provided for in Schedule 7.6; or

     (b) for a period of two (2) years from Closing induce or attempt to induce any employee to leave the employment of the Company or solicit any customer or supplier of the Company; or

     (c) make use of or (except as required by law or any competent regulatory body) disclose or divulge to any third party any information of a secret or confidential nature relating to the business or affairs of the Company or its customers or suppliers.

7.6 The Seller shall ensure that Mr. Ad Heesbeen enters into a Consultant Agreement either in the form attached as Schedule 7.6 or an agreement reasonable satisfactory to the Purchaser.

7.7 The Seller will provide such other information, and execute and deliver all such other and additional instruments, notices, releases, undertakings, consents and other documents, and will do all such other acts and thins, as may be reasonably requested by the Purchaser as necessary to assure to the Purchaser all the rights and interest granted or intended to be granted under this Agreement. The Seller shall take or shall cause to be taken such other reasonable actions as the Purchaser may require to more effectively transfer, convey and assign to, and vest in the Purchaser, and put the Purchaser in possession of, the Shares as contemplated by this Agreement.


8. INDEMNIFICATION
------------------

8.1  Breach of Warranties

     Subject to Section 8.3, Seller shall indemnify and hold harmless Purchaser and the Company against and in respect of any damages, losses, costs or expenses (including reasonable attorneys fees) that arise in connection with any breach by the Seller of the representations, warranties or covenants given herein, ("Losses").

8.2  Set-Off

     The Purchaser shall be entitled to a set-off against the New Shares and the Options deposited with the Escrow Agent for any Losses which are incurred by the Purchaser or the Company and for which the Seller shall indemnify the Purchaser pursuant to the terms of this Agreement, a "Claimed Set-Off". buyer shall give the Seller written notice of any Claimed Set-Off. The Seller shall have 20 days from the date of the Purchaser's written notice to object to the Claimed Set-Off in writing and shall forward the same to both the Purchaser and the Escrow Agent. If the Seller does not timely object, the Purchaser may give unilateral written notice to the Escrow Agent to release to the Purchaser an amount of New Shares and Options necessary to satisfy the Claimed Set-Off, which unilateral notice the Seller hereby acknowledges to be sufficient to authorize the Escrow Agent to release the New Shares and Options as directed by the Purchaser. In determining the number of New Shares and Options necessary to be released in order to satisfy the Claimed Set-Off, the value of each New Share and Option shall be the share price at closing on the day of this agreement, as set forth in 3.1 (a) above. If the Seller does object in a timely manner, the Escrow Agent shall not release any New Shares and Options to the Purchaser until the Escrow Agent receives instructions which are signed by both the Seller and the Purchaser, or until the dispute has been definitely resolved by arbitral proceedings. If the Seller does timely object and the Seller and the purchaser are unable to agree to the amount of a Claimed Set-Off within thirty (30) days, either the Seller or the Purchaser may institute arbitral proceedings for a determination of the amount of the Claimed Set-Off.

8.3  Limitation of Liability

     (a)  The liability of the Seller shall be limited as follows:

          (i) the Seller shall have no liability in respect of any breach or breaches of the warranties or covenants unless the amount of the liability in respect of such breach or breaches exceed in aggregate the sum of USD 10,000 in which case (subject to the other provisions of this Section 8) the whole amount of the liability shall be payable;

          (ii) the maximum aggregate liability of the Seller in respect of all and any claims in respect of the warranties and covenants shall not exceed the Consideration;

          (iii) liability in respect of the warranties and covenants shall terminate on the second anniversary of the Closing, except in respect of any claim of which notice in writing (specifying in reasonable detail the event, matter or default which gives rise to the claim and, if practicable, an estimate of the amount claimed) is given to the Seller before that date;

          (iv) Irrespective of the time limit above, the Purchaser may, after the two (2) years period, claim compensation for:

                 (1)  taxes relating to the provisions of Section 5.7; and

                 (2)  claims from third parties against the Company.

8.4  Notification

     (a) In case either the Purchaser or the Company becomes aware of any claim for which the Seller may be liable, the Purchaser shall, in order to maintain the right to bring a claim against the Seller.

          (i) as soon as reasonably practicable, but in no event later than 20 days after the date the Purchaser or the Company becomes aware of any circumstance giving rise to a claim, given written notice thereof to the Seller;

          (ii) not make any admission of liability, agreement or compromise with any person, body or authority in relation thereto, without obtaining the prior written consent of the Seller which consent shall not be unreasonably withheld or delayed;

          (iii) take such action, as the Seller may reasonably request, to avoid dispute, appeal, compromise or defend such claim, with the proviso, however, that the Purchaser shall not (and shall procure that the Company shall not) accept or pay or compromise or make any submission in respect of such claim, without the Seller's prior written consent thereto which consent shall not be unreasonably withheld or delayed; and

          (iv) given the Seller, or the Seller's duty authorized representatives, reasonable access to relevant accounts, documents and records of the Company to enable the Seller, or the Seller's duty authorized representatives, to examine such accounts, documents and records and to take photocopies thereof.


9. CONDITIONS PRECEDENT AND RIGHT OF TERMINATION
------------------------------------------------

9.1 The obligation of the Purchaser to consummate this Agreement and the transactions hereunder shall be conditioned upon an or each of the following conditions precedent:

     (a) the board of directors of Purchaser shall have approved this Agreement and the transactions contemplated hereby.

     (b) the General Meeting of the Shareholders of the Purchaser, if necessary, shall have approved this Agreement and the transactions contemplated including the issuance of the New Shares to the Seller.

     (c) compatability and compliance with U.S. Federal and state securities regulations, including, if necessary, registration of the New Shares and Options under the provisions of the Securities Act of 1933, unless an exemption from such registration is available.

     (d) The Seller shall have performed and complied in all material respects with all obligations, covenants and conditions herein which are required to be performed or complied with by the Seller prior to or on the Closing Date.

     (e) The representations and warranties of the Seller set forth in Section 5 of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     (f) The Purchaser shall have been given the opportunity to complete a Due Diligence in accordance with Section 7.1 above.

     (g) No Material Adverse Effect shall have occurred since December 31, 1999, as determined by Purchaser.

     (h) No order of any court or governmental authority shall be in effect which restrains or prohibits the transactions contemplated hereby and no suit, action, investigation, inquiry pr proceeding by any governmental authority or any other person or legal or administrative proceeding shall be pending or threatened which challenges the consummation of the transactions contemplated hereby or which may have a Material Adverse Effect.


10. ANNOUNCEMENTS
-----------------

     No announcements concerning this transaction or any ancillary matter will be made before, on or after Closing by any party to this agreement (or any person connected with the party) except a required by law or the rules of any stock exchange without the prior written approval of the Seller and Purchaser.


11. NOTICES
-----------

     (a) All notices, consents or other communications under or in connection with this Agreement shall be given in writing or by facsimile. Any such notice or consent will be deemed to be given as follows:

          (i)  if in writing, when delivered; and

          (ii) if by facsimile, when received.

          However, a notice given in accordance with the above but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given at the opening of business on the next Business Day.

     (b) The addresses and facsimile numbers of each party for all notices under or in connection with this Agreement are:

          (i)  in the case of the Seller:

               A.J.J.M. Heesbeen Beheer BV
               Att. Ad Heesbeen
               Eikenbocht 2
               5511 LG Knegsel
               The Netherlands

          (ii) in the case of the Purchaser:

               Private Media Group, Inc.
               Att: Johan Gillborg
               Ctra. Rubi 22
               08190 St. Cugat del Valles
               Barcelona, SPAIN

               Ph. + 34-93-590 70 70
               Fax + 34-93-589- 25 11

          or such other as a party may notify to the other party by no less than five (5) Business Days' notice.


12. CONFIDENTIALITY
-------------------

     The parties undertake not to disclose any Confidential Information unless
     (i) required to do so by law; (ii) required to do so by any applicable stock exchange regulations; (iii) such disclosures are made in connection with the ordinary course of business of the Company; or (iv) disclosure has been consented to by the other party.

13. LANGUAGE
------------

     The language of this Agreement is English and all documents and notices hereunder shall be in English unless otherwise agreed by both parties.

14. WHOLE AGREEMENT
-------------------

     This Agreement, including the Schedules hereto and other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. All prior negotiations and agreements between the parties hereto with respect to the transactions provided for herein are superseded by this Agreement.

15. WAIVER
----------

     The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of nay right hereunder, nor shall it deprive that party of the right thereafter to insist upon the strict adherence to that term or any other terms of this

     Agreement.

16. AMENDMENTS
--------------

     No change, termination or attempted modification of any of the provisions of this Agreement shall be binding on the Seller or on the Purchaser unless agreed by both parties in writing. No modification, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the Purchaser or the Seller to enforce any claim, whether or not liquidated, that accrued prior to the date of such notification, termination, rescission, discharge or cancellation of this Agreement.

17. INVALIDITY
--------------

     If for any reason an term, warranty, representation, covenant herein shall be declared or deemed void, invalid or unenforceable, such shall not render void, invalid or unenforceable this agreement or any other term, covenant or condition herein contained if in spite of the exclusion of the invalid provision, the Agreement can be lien effect in line with the main purposes of the parties.

18. ASSIGNMENT
--------------

     This Agreement may not be transferred, assigned, pledged, or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assignees.

19. FEES AND EXPENSES
---------------------

     Except as otherwise set forth in this Agreement, each party shall pay its own and its advisers' fees and expenses (including financial and legal advisors) whether relating to the preparation, the carrying out of this Agreement, the Closing hereunder or the completion of the transactions herein contemplated and no such fees or cost will be charged to the Company.


20. GOVERNING LAW AND DISPUTES
------------------------------

20.1 This Agreement shall be governed by the substantive laws of Spain.

20.2 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with laws of Spain. The arbitration tribunal shall be composed of three arbitrators. The place of arbitration including the making of the award shall be Barcelona, Spain. The language to be used in the arbitration proceedings shall be English.

                    ______________________________


IN WITNESS WHEREOF, the parties have duly executed the Agreement in two (2) original copies of which each party has retained one copy on the date first written above.



PRIVATE MEDIA GROUP, INC.               A.J.J.M. HEESBEEN BEHEER BV



/S/                                     /S/
---------------------------             -------------------------------
Director                                Director

                List of Schedules for Share Purchase Agreement


Schedule 1               Insurance Policies

Schedule 2               PRVT Acquisition of Extasy B.V.

Schedule 3.1 (b)         Terms and Conditions for Stock Options

Schedule 3.2             Escrow Agreement

Schedule 5.6 (b)         Financial Statements

Schedule 5.6 (c) (ii)    Accounting Principles and Rules

Schedule 5.6 (f) (vii)   Increased in Employee Compensation

Schedule 5.6 (i)         Company Budget and Forecast

Schedule 5.8 (a)         Company Assets

Schedule 5.9 (a)         Leased Property

Schedule 5.11 (a)        Material Agreements

Schedule 5.14 (a)        Employment Contracts

Schedule 5.14 (g)        Authorized Corporation Signatories

Schedule 5.19            Fee splitting, revenue or profit sharing agreements

Schedule 7.4             Share and Stock Option Transfer Conditions

Schedule 7.6             Consultant Agreement